UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

  (Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2013, Professor Edgar Choueiri joined the Board of Directors of US Precious Metals, Inc.

Professor Edgar Choueiri.

Professor Choueiri (age 51) is one of the world’s leading authorities on plasma technology. Currently, he is Director of Princeton University's Program in Engineering Physics, and Director of Princeton's Electric Propulsion and Plasma Dynamics Laboratory (EPPDyL) and has held those positions since 2008. He is tenured Full Professor in the Applied Physics Group at the Mechanical and Aerospace Engineering Department, and associated faculty at the Astrophysical Sciences Dept./Program in Plasma Physics at Princeton University. He holds a PhD in Aerospace Engineering/Plasma Science (1991) from Princeton University. He has been the Principle Investigator (PI) in charge of directing and managing 40 competitively selected research projects, funded by NASA, AFOSR, the National Science Foundation, and other governmental and private institutions. He has been PI and Co-PI on two space experiments on board the Space Shuttle and the Russian scientific spacecraft APEX. Professor Choueiri's laboratory (EPPDyL) at Princeton University, a recognized center of excellence in research in the field of advanced spacecraft propulsion, has been continuously funded by NASA since he became EPPDyL's Chief Scientist in 1996.

The new director will receive a stock option grant under the Company’s 2007 Stock Option Plan. The grant enables the new director to acquire 1,000,000 shares of common stock at $0.25 price per share.

There was no arrangement or understanding between the newly appointed director and any other person(s) (naming such person) pursuant to which such director was elected in such capacity. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There are no family relationships between the new director and any other director or executive officer of the Company. There is no material plan, contract or arrangement (whether or not written) to which the new director is a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 7.01 Regulation FD Disclosure.

On May 15, 2013, the Company issued the Press Release with respect to Professor Edgar Choueiri joining the Board of Directors of US Precious Metals, Inc. which is attached hereto as Exhibit 99.1

Note: The information in this report (including the exhibit) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

99.1 Press Release dated May 15, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chief Executive Officer
Date: May 16, 2013

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